Exhibit (a)(1)-6

                              NOTICE OF WITHDRAWAL
                                       OF
                               PREVIOUSLY TENDERED
                    UNITS OF LIMITED PARTNERSHIP INTEREST OF
                        WESTIN HOTELS LIMITED PARTNERSHIP
                                       TO
                              WHLP ACQUISITION LLC

To:WHLP Acquisition LLC
c/o American Stock Transfer
59 Maiden Lane
New York, NY 10038

Ladies and Gentlemen:

     The following units of limited partnership interest (the "Units") of Westin Hotels Limited Partnership (the "Partnership") previously tendered to WHLP Acquisition LLC ("Purchaser") pursuant to the Offer to Purchase and Solicitation Statement, dated November 4, 2003, as amended from time to time, are hereby withdrawn.

                         DESCRIPTION OF UNITS WITHDRAWN
                                       AND
                         SIGNATURE OF LIMITED PARTNER(S)

     All registered holders of Units must sign exactly as their names appear on the Partnership records and in the same manner as the signature in the previously submitted Agreement of Assignment and Transfer. See Instruction 3.

NUMBER OF UNITS WITHDRAWN:            :


X ____________________________________    X ____________________________________
(Signature of Owner)                      (Signature of Joint Owner)

______________________________________    ______________________________________
Print Name                                Print Name


X ____________________________________    X ____________________________________
(Signature of Individual if not Owner)    (Signature of Individual if not Owner)

______________________________________    ______________________________________
Print Name, Capacity and Title            Print Name, Capacity and Title
Address:                                  Address:

______________________________________    ______________________________________
Telephone No. (Day):                      Telephone No. (Day):

______________________________________    ______________________________________
Telephone No. (Evening):                  Telephone No. (Evening):

                          SIGNATURE MEDALLION GUARANTEE
             (IF GUARANTEED IN AGREEMENT OF SALE; SEE INSTRUCTION 4)

     Name and Address of Eligible Institution:

                         Authorized Signature: X________________________________

                                         Name: _________________________________

                                        Title: _________________________________

                                         Date: _________________________________

                           INSTRUCTIONS FOR WITHDRAWAL
                                       OF
          PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST IN
                        WESTIN HOTELS LIMITED PARTNERSHIP
                                       TO
                              WHLP ACQUISITION LLC

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE WHLP ACQUISITION LLC OFFER. If you are withdrawing Units previously tendered pursuant to the Offer to Purchase dated November 4, 2003, as amended from time to time, please complete, execute and send the Notice of Withdrawal of Previously Tendered Units of Westin Hotels Limited Partnership to WHLP Acquisition LLC ("Notice of Withdrawal"), to:

                              WHLP Acquisition LLC
                           c/o American Stock Transfer
                                 59 Maiden Lane
                               New York, NY 10038

PURCHASER MUST RECEIVE THE NOTICE OF WITHDRAWAL PRIOR TO THE WITHDRAWAL EXPIRATION DATE SET FORTH IN THE OFFER TO PURCHASE, UNLESS PURCHASER EXTENDS THE DATE.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, please list such additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Agreement of Assignment and Transfer relating to the Offer to Purchase, in the same manner as such Agreement of Assignment and Transfer was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Agreement of Assignment and Transfer, then it must be guaranteed on the Notice of Withdrawal.

5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to D. F. King & Co., Inc. at its address and phone number listed below. Additional copies of this Notice of Withdrawal may also be obtained from D. F. King & Co., Inc.

                                D. F. King & Co.,
                                  Inc. 48 Wall
                                     Street
                               New York, NY 10005

                  Banks and Brokers Call Collect: 212-269-5550
                     All Others Please Call: 1-888-605-1957